                                                                    EXHIBIT 10.5
                              AMENDED AND RESTATED
                          BUTLER MANUFACTURING COMPANY
                           SUPPLEMENTAL BENEFIT PLAN

            This Plan, as amended and restated, entered into as of this day of , 1994, by Butler Manufacturing Company, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company").

         WITNESSETH:

         WHEREAS, by virtue of certain of the provisions of the Employee Retirement Income Security Act of 1974, benefits to certain salaried employees of the Company to be provided for under the terms of certain defined benefit and defined contribution plans for salaried employees of the Company, which are plans qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1954, as amended by the Internal Revenue Code of 1986 (the "Code"), collectively referred to herein as "retirement plans", have been limited by virtue of the application of Section 401(a)(17) or 415 of the Code; and

         WHEREAS, as of December 27, 1976, the Company adopted its Supplemental Benefit Plan as an unfunded supplemental benefit plan so as to provide said salaried employees with the same benefits as they would have received under the retirement plans but for the application of Section 415 of the Code; and

         WHEREAS, the Company has or is entering into Split Dollar Life Insurance Agreements with certain of its salaried employees to provide for certain additional benefits under such Split Dollar Life Insurance Agreements, and it is desirable to amend and restate the Supplemental Benefit Plan so as to coordinate with said forms of Split Dollar Life Insurance Agreements and to further provide said salaried employees with the same benefits they would have received under the retirement plans but for the application of Section 401(a)(17) or 415 of the Code.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         A.  For purposes of this Plan, the following definitions shall apply:

               1.   Certain Definitions.   (a) The "Effective Date" of a Change
of Control shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Plan to the contrary notwithstanding, if the employment of an employee with the Company covered by this Plan is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (2) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Plan, the "Effective Date" shall mean the date immediately prior to the date of such termination.

                     (b) The "Change of Control Period" is the period commencing on September 19, 1990 and ending on the third anniversary of such date; provided, however, that commencing on September 19, 1991, and on each anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date unless at least 60 days prior to the Renewal Date the Company shall give notice that the Change of Control Period shall not be so extended.

                2.   Change of Control.    For the purpose of this Plan, a
"Change of Control" shall mean:

                     (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if pursuant to such Corporate Transaction, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 2 are satisfied; or

                          (b)     A change in the composition of the Board such
that the individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the

("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2, that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be so pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                          (c)     The approval by the shareholders of the
Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction, pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, and employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                          (d)     The approval by the shareholders of the
Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company or, if consummation of such liquidation or dissolution or sale or other disposition is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such Corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company and any employee benefit plan (or related trust) of the company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

         B. This Plan incorporates herein by reference as if fully set forth herein the terms and provisions of the Butler Manufacturing Company retirement plans covering salaried employees of the Company, as they may be amended from time to time hereafter, with the exception of any provisions of said retirement plans which impose the limitations on benefits provided by Section 401(a)(17) or 415 of the Code.

         C. Notwithstanding the incorporation in this Plan of the eligibility requirements of the Company's retirement plans covering salaried employees, this Plan shall extend in its operation to those Employees of the Company whose benefits under said retirement plans are limited (1) by virtue of the application of Section 401(a)(17) or 415 of the Code, (2) by virtue of salary deferrals under the Company's Executive Deferred Compensation Plan and
(3) in addition, those Employees who are granted additional benefits under this Plan pursuant to the provisions of paragraph J.

         D. The Company agrees to pay under the terms of this Plan the amount of retirement and other benefits as provided for under the terms and provisions of the retirement plans covering a salaried Employee also covered by this Plan, with such retirement and other benefits calculated without the limitations imposed under Section 401(a)(17) or 415 of the Code or as adjusted by additional benefits provided for under the provisions of paragraph J plus
(i) an amount equal to the Employee's portion of FICA and Medicare taxes, if any, attributable to payments under this Plan grossed up for federal, state (of the residence of the Employee) and local income taxes applicable to the payment of such FICA and Medicare taxes and (ii) an amount equal to the incremental federal, state (of the residence of the Employee) and local income taxes due as a result of payment of the benefit in a lump sum in the case of a Change of Control or in the case of an Employee's receipt of the cash surrender value under a Policy which is the subject of a Split Dollar Life Insurance Agreement with the Company; provided, however:

                 (1) any benefits to be paid under the terms and provisions of this Plan shall first be offset to the full extent of the accrued benefits of an Employee or the beneficiary of the Employee under the terms of the retirement plans covering said salaried employee or beneficiary, and

                 (2) (a) Further, provided, in the event such Employee shall be a party to a Split Dollar Life Insurance Agreement with the Company, any benefits to be paid under the terms of this Plan shall next be offset by the Employee's share of the cash surrender value of the Policy which is the subject to such Split Dollar Life Insurance Agreement (the "Policy"), as follows: Such cash surrender value under the Policy shall be converted to a monthly amount using the actuarial equivalent of such accrued benefits (calculated using the actuarial assumptions for lump sum benefits utilized in the Company's Base Retirement Plan for Salaried Employees (or any successor plan thereto) (the "Policy Monthly Amount"). The Company's monthly obligation under this Plan after application of subparagraph D(1) (the "Monthly Obligation") shall be offset by the Policy Monthly Amount.

                          (b) Any additional benefit due the Employee after the
offset described in subparagraph D(2)(a) shall be paid to the Employee as follows: (i) if the Employee's termination of employment is on account of retirement under the Company's Base Retirement Plan, the balance shall be paid in monthly installments equal to the Company's Monthly Obligation plus interest, at the interest rate used in the actuarial assumptions specified in subparagraph D(2)(a), on the unpaid balance until such balance due is paid; provided, however, in the event of (A) the total cessation of the business of the Company, (B) the bankruptcy, receivership or dissolution of the Company or
(C) a Change of Control, the present value of the balance of such installments shall be paid in a Lump Sum within fifteen days of any such event. or (ii) if the Employee's employment is terminated due to (A) the total cessation of the business of the Company, (B) the bankruptcy, receivership or dissolution of the Company or (C) a Change of Control, the balance shall be paid in a Lump Sum within fifteen days of any such event.

                          (c)     In the event of the Employee's death prior to
retirement, the portion of the Policy death benefit paid to the Employee's Second Death Benefit beneficiary, as defined in such Agreement, shall offset the liability of the Company to the beneficiary under the terms of this Plan, as provided in subparagraphs (2)(a) and (b) of this paragraph D, substituting, however, the term "death benefit" for "cash surrender value" in such subparagraphs for this purpose. The benefits provided for under this Plan and the offsets provided for under subparagraphs (1) and (2) of this paragraph are illustrated on Schedules A(1) and (2), whichever is applicable in the case of an Employee, attached hereto and incorporated by reference. The benefits provided under this Plan shall be determined and reported to the Company and the Employee (or the Employee's SBP beneficiary) by the individual actuary or firm of actuaries which serves as the actuary for the Company's Base Retirement Plan using the actuarial assumptions for the Base Retirement Plan in effect as of the first day of the year in which the event occurs which requires a determination of benefits under this Plan and within thirty days next following the occurrence of such event. In the event that such actuary shall fail to make such determination or to make such written report within such thirty day period, the Employee (or the Employee's SPB beneficiary) may engage an independent actuary to make such determination and report at the expense of the Company which agrees to fully cooperate with such actuary and disclose to such actuary such information as such actuary may reasonably require to make such determination and report. The term "SPB beneficiary" shall mean and refer to the Employee's spouse.

         E. Notwithstanding the provisions of paragraph D of this Plan, none of the benefits to be provided to an Employee under this Plan shall be vested in such Employee until such Employee shall be vested under the Company's retirement plans covering said Employee.

         F. No Employee or any SBP beneficiary of an Employee shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable, and any such attempted assignment or transfer shall be void.

         G. This Plan shall be binding upon the Company, all Employees and beneficiaries under this Plan of Employees, and their heirs, executors, administrators or successors. No Employee or any beneficiary of an Employee shall have any right to any payments under the terms of this Plan, unless such Employee or beneficiary of an Employee shall have a right to receive benefits under the terms of the Company's retirement plans covering such Employee or beneficiary.

         H. This Plan may be amended or terminated at any time or times, in whole or in part, at the discretion of the Company; provided, however, with respect to an Employee who has a Change of Control Employment Agreement with the Company as of the Effective Date of the Change of Control, this Plan may not be amended or revoked with respect to such Employee. In the event of any such amendment or termination, an Employee's benefits under this Plan accrued to the date of such amendment or termination may not be lessened or diminished by any such amendment or the termination of this Plan.

         I. Anything in this Plan to the contrary notwithstanding, upon a Change of Control, all accrued benefits of each Employee under this Plan shall become fully vested and the actuarial equivalent of such accrued benefits (calculated using the actuarial assumptions for lump sum benefits utilized immediately prior to the Change of Control in the Company's Base Retirement Plan for Salaried Employees (or any successor plan thereto)) shall be determined and paid to the Employee in a lump-sum cash amount within 15 days following the occurrence of the Change of Control; provided, however if the Employee shall be a party to a Split Dollar Life Insurance Agreement with the Company, in lieu of the calculation described in subparagraph D(2)(a), such lump sum cash amount shall be offset by the Employee's share of the cash surrender value paid to such Employee from the Policy.

         J. The Company reserves the right to provide for additional benefits under the terms of this Plan for any salaried employee as may be designated by the Board of Directors of the Company or its designated Committee (the "Committee") with respect to such Employee which may include, but not be limited to, granting additional years of service credit under the provisions of any retirement plan, including granting additional years of service credit so that such an employee may qualify for the Special Early Pension described in
Section 4.2(b) of the Company's Base Retirement Plan, any such additional benefits to be as provided in an Addendum to this Plan signed on behalf of the Company.

         K. The Company is hereby designated as the named fiduciary under this Plan. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement. Any decision by the Company denying a claim by the employee or the employee's beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the employee or such beneficiary, within thirty days of the date of written notice of such claim. Such decision shall set forth the specific reasons for the denial, written to the best of the Company's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Company shall afford a reasonable opportunity to the employee or such beneficiary for a full and fair review of the decision denying such claim, and such review shall require a written decision setting forth the specific reasons for the action on the appeal, which must be rendered within sixty days after written notice to the Company of such appeal. If no written decision is rendered within such sixty day time period, the appeal shall be deemed denied.

         L. In the event of a dispute or controversy arising out of or relating to this Plan which has not been resolved pursuant to the provisions of paragraph K, any such dispute, controversy or alleged breach of this Plan shall be finally settled by binding arbitration. The arbitration shall be held in Kansas City, Missouri, and shall be conducted in accordance with the rules of the American Arbitration Association. The arbitrator selected must be knowledgeable and competent to resolve disputes in matters concerning employee benefits, such as those which are the subject of this Plan. The arbitration award shall grant any remedy or relief legally available. Such arbitration shall proceed expeditiously and the award rendered shall be final and binding, and judgment upon the award may be entered in any court having appropriate jurisdiction. The Company and the employee expressly waive the jurisdiction of any other forum or domicile other than those agreed to herein for the resolution of any dispute arising out of or related to this Plan. Either party may institute a demand for arbitration in accordance with the provisions of this paragraph at any time after the period for appeal described in paragraph K, upon thirty days' prior written notice given to the other party. The prevailing party in any such arbitration shall be entitled to an award of costs and reasonable attorneys' fees in addition to any other relief or award granted.

         This Plan is amended and restated as of the day and year first above written.


         THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                                    BUTLER MANUFACTURING COMPANY



                                   By:__________________________________________

                                 Title:_________________________________________

ATTEST:____________________________________________
                 Secretary

                                 SCHEDULE A(1)
                              SBP BENEFIT EXAMPLES
                               BONUS ARRANGEMENT



The following examples are provided to illustrate how the Supplemental Benefit Plan ("SBP") operates. The examples are specifically designed to show how the Split Dollar offset operates given a Bonus arrangement, as described in Paragraph (D) of the Plan.

Assumptions:
Age at Retirement                 60 years (both husband and wife)
Service                           30 years
FAMC                              $35,600 ("Final Average Monthly Compensation")
Life Expectancy                   193 months (using the Plans' mortality tables)
Personal Tax Rate                 42% (Federal, State, and Local)
PBGC Int. Rate                    6.0% (immediate annuity interest rate for converting
                                  the ESOP lump-sum, as well as the cash surrender value
                                  of the monthly insurance benefit)
Survivor Annuity                  50% Joint and Survivor
ESOP Balance                      $526,000 (at date of retirement, market value)
Cash Surrender
 Value of Insurance               $900,000

Note that the Final Average Monthly Compensation amount has been set at a high level to facilitate the examples.

The Supplemental Benefit Plan's benefit formula is the same as the Company's Base Plan formula. The difference in the calculation of the benefit is the amount of compensation. The Supplemental Plan ignores the compensation limitations of the tax code that apply to qualified benefit plans. Given the assumptions above, the Supplemental Benefit Plan Benefit is calculated as follows:

Gross benefit due to employee, no earnings restrictions                                                  $16,500/mo.
Benefit allowed from Qualified Plans
    ($4,300 ESOP, $1,300 Base Plan)                                                                        5,600/mo.
                                                                                                           -----
Difference:           Supplemental Benefit Plan Benefit                                                  $10,900/mo.

For purposes of these illustrations, the cash surrender value of the life insurance policy is given as $900,000. This amount is converted into a monthly benefit to determine the value of its offset. Given the assumptions above, ($900,000 cash surrender value, 6.0% interest rate, 193 monthly payments), the monthly offset benefit of the insurance policy is approximately $7,250 per month. This leaves a benefit due from the SBP, in cash, of $3,650 per month.

To enhance the security of the employee under the Supplemental Benefit Plan, the Company will pay out this $3,650 benefit at the $10,900 per month rate until the present value of the $3,650 per month benefit is paid. To determine the number of payments this represents, the $3,650 per month benefit due for 193 months is first converted into a present value amount, then amortized at $10,900 per month. Using the assumptions above, the conversion yields a present value of $453,000. Amortizing this amount at $10,900 per month yields approximately 46 monthly payments.

SCHEDULE A
SBP BENEFIT EXAMPLES - BONUS ARRANGEMENT
PAGE 2


The next illustration below illustrates the benefit due a surviving spouse, and how the Split Dollar Insurance Policy is designed to react in the event that an employee dies prior to retirement. The Plan, by law, assumes the deceased employee selected a 50% joint and survivor (J & S) benefit. Given the ages in this example, and applying the 50% joint and survivor factor, the surviving spouse benefit would be approximately 45% of the employee's life-only benefit.
Thus:

Gross benefit due to employee, no earnings restrictions                                                 $16,500/mo.
Benefit from ESOP:                                                                                        4,300/mo.
                                                                                                         ------
Difference:                                                                                             $12,200/mo.
Apply the 50% J & S Factor                                                                                 *.45
                                                                                                         ------
Amount due from Supplemental Benefit Pension Plan                                                       $ 5,500/mo.
Amount payable from Pension Plan ($1,300*.45)                                                           $   600/mo.
                                                                                                         ------
Difference:  Supplemental Benefit Plan Benefit                                                          $ 4,900/mo.

Convert the SBP amount to lump-sum benefit, after tax:
(6.0% interest rate, $4,900/mo., 193 months, 42% tax rate):                                             $353,000
                                                                                                        --------

In this case, the Supplemental Benefit Plan Benefit would be a lump-sum benefit to the surviving spouse of $353,000 under the Split Dollar Life Insurance Agreement. This would be paid directly by the insurance company and would be an offset to the liability of the Supplemental Benefit Plan. As the proceeds from an insurance policy death benefit are assumed to be tax free, the proceeds have been reduced by a 42% tax rate to equal the aftertax benefit due. The remaining death benefit would revert back to the Company.

                                 SCHEDULE A(2)
                              SBP BENEFIT EXAMPLES
                              ROLL OUT ARRANGEMENT

The following examples are provided to illustrate how the Supplemental Benefit Plan ("SBP") operates. The examples are specifically designed to show how the Split Dollar offset operates given a Roll Out arrangement, as defined and described in Paragraph (D) of the Plan.

Assumptions:
         Age at Retirement        63 years  (both husband and wife)
         Service                  30 years
         FAMC                     $25,725  ("Final Average Monthly Compensation")
         Life Expectancy          178 months  (using the Plans' mortality tables)
         Personal Tax Rate        42%  (Federal, State, and Local)
         PBGC Int. Rate           6.0%  (immediate annuity interest rate to convert the
                                  ESOP lump-sum, as well as the cash surrender value of
                                  the monthly insurance benefit)
         Survivor Annuity         50% Joint and Survivor
         ESOP Balance             $627,000 (at date of retirement, market value)
         Premiums Paid            $300,000  (By Employer, and amount owed from policy to Employer)

The Supplemental Benefit Plan's benefit formula is the same as the Company's Base Plan formula. The difference in the calculation of the benefit is the amount of compensation. The Supplemental Plan ignores the compensation limitations of the tax code that apply to qualified benefit plans. Given the assumptions above, the Supplemental Benefit Plan Benefit is calculated as follows:

    Gross benefit due to Employee, no earnings restrictions                                              $12,000/mo.
    Benefit allowed from Qualified Plans
         ($5,300 ESOP, $3,700 Base Plan)                                                                   9,000/mo.
                                                                                                           -----
    Difference:         Supplemental Benefit Plan Benefit                                                $ 3,000/mo.

The benefit due in a Roll Out scenario is tax effected because of the tax free nature of the distributions from the policy (i.e., policy loans). Therefore, the Supplemental Benefit Plan Benefit of $3,000 (above) is adjusted to recognize this. Given the Personal Tax Rate (above) of 42%, the $3,000 benefit becomes $1,740.

FIRST ILLUSTRATION:       CASH SURRENDER VALUE NOT TAXED
For purposes of the first illustration, the cash surrender value of the life insurance policy is assumed to be $530,000. At retirement, the employer is expecting to receive the $300,000 in premiums paid. Nevertheless, the security of the participant is paramount, thus calculations are necessary to determine how much of the policy's cash surrender value the employer will receive. The first calculation determines the lump sum necessary to satisfy the liability of the Supplemental Benefit Plan Benefit ("SBPB"). Given the assumptions above, ($1,740 SBPB , 6.0% interest rate, 178 monthly payments), the lump sum is approximately $206,000. Thus, the policy would be split such that the Employee receives $206,000 of cash surrender value. The employer would receive the remaining $324,000.

SCHEDULE A                                                            PAGE 2
SBP BENEFIT EXAMPLES - ROLL OUT ARRANGEMENT

SECOND ILLUSTRATION:      CASH SURRENDER VALUE PARTIALLY TAXED
For purposes of the second illustration, all assumptions are the same as in the first illustration, except that the cash surrender value of the life insurance policy is assumed to be $490,000. The Employee is owed a lump sum of $206,000, but the Employer cannot cede to the Employee more than $190,000 ($490,000 Cash Surrender Value less $300,000 premiums paid) without creating a taxable event. This $190,000 is defined as the "Gain Amount" for purposes of this illustration.

Again, as the Employee's security is paramount, the Employee will receive as much of the Cash Surrender Value of the policy as is available to provide the benefit. To accommodate this mandate, the Company gives up its right to receive that portion of the premiums paid to make the Employee whole. Given that whatever amount of premiums ceded to the Employee is immediate taxable income to the Employee, the amount ceded must be tax affected. The calculation is elementary; the difference between the amount owed and the amount of the premiums ceded is 'grossed up' for the effect of taxes. That amount is added to the $190,000 Gain Amount to arrive at the amount of Cash Surrender Value that is split for the Employee. The calculation follows:

         Amount of Supplemental Benefit Plan Benefit                                          $206,000
         Gain Amount                                                                           190,000
                                                                                               -------
           Difference                                                                         $ 16,000
                                                                                               -------
         Adjusted for taxes (divided by .58)                                                  $ 27,600
         Add Back Gain Amount                                                                  190,000
                                                                                               -------
         Cash Surrender Value Split for Employee                                              $217,600
                                                                                               -------

The Employee would pay immediate taxes on $27,600, and the employer would receive a tax deduction. Assuming the 42% Employee tax rate, the net to the Employee is $217,600.

THIRD ILLUSTRATION:       DEATH BENEFIT EXAMPLE
The third illustration below depicts the benefit due a surviving spouse, and how the Split Dollar Insurance Policy is designed to react in the event that an employee dies prior to retirement. The Plan, by law, assumes the deceased employee selected a 50% joint and survivor (J & S) benefit. Given the ages in this example, and applying the 50% joint and survivor factor, it is assumed the surviving spouse benefit would be approximately 45% of the employee's life-only benefit. Thus:

   Gross benefit due to employee, no earnings restrictions                                                 $12,000/mo.
   Benefit from ESOP:                                                                                        5,300/mo.
                                                                                                            ------
     Difference:                                                                                           $ 6,700/mo.
   Apply the 50% J & S Factor                                                                                 *.45
                                                                                                            ------
   Amount due from Supplemental Benefit Pension Plan                                                       $ 3,015/mo.
   Amount payable from Pension Plan ($3,015*.45)                                                           $ 1,355/mo.
                                                                                                            ------
     Difference:             Supplemental Benefit Plan Benefit                                             $ 1,660/mo.

Remembering that the benefit due in a Roll Out scenario is tax effected because of the tax free nature of the distributions from the policy, the Supplemental Benefit Plan Benefit of $1,660 (above) is adjusted to recognize this. Given the Personal Tax Rate (above) of 42%, the benefit is $963. Given the assumptions, ($963 SBPB, 6.0% interest rate, 178 monthly payments), the lump sum is approximately $114,000. Thus, the policy would be split such that the Employee receives the first $114,000

SCHEDULE A                                                                PAGE 3

SBP BENEFIT EXAMPLES - ROLL OUT ARRANGEMENT

of the Death Benefit.  The employer would receive the remaining Death Benefit.